POWER OF ATTORNEY

I hereby appoint each of Jon A. MacDonald, C. Miguel Moreno and

Shannon Monahan, or any of them signing singly, and with full power of substitution, as my attorney-in-fact to:

(1) prepare, execute in my name and on my behalf, and submit to the U.S.

Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 16(a) of the Securities

Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of me, in my capacity as an officer and/or director of Downey Financial Corp. ("Downey"), Forms 3,

4, and 5 in accordance with Section 16(a) of the Securities

Exchange Act of 1934 and the rules thereunder;

(3) do and perform all acts for and on my behalf to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4) take any other action in connection with the foregoing which,

in the opinion of such attorney-in-fact, may be of benefit to,

in the best interest of, or legally required by me, it being understood that the documents executed by such attorney-in-fact pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I acknowledge that the foregoing attorneys-in-fact are not assuming,

nor is Downey assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until

I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in securities issued by Downey,

unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, I executed this Power of Attorney on October 17,

2007.

Signature:

s/ Frederic R. McGill

Print Name: Frederic R. McGill